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                                                                   EXHIBIT 10.15


                    AMERICAN GENERAL SUPPLEMENTAL THRIFT PLAN


                         December 31, 1998 Restatement

         (Incorporating May 1, 1991 Restatement and Amendments thereof)
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                    AMERICAN GENERAL SUPPLEMENTAL THRIFT PLAN

     WHEREAS, AMERICAN GENERAL CORPORATION and certain of its subsidiaries (hereinafter referred to as the "Company," jointly and severally) have heretofore adopted the AMERICAN GENERAL EMPLOYEES' THRIFT AND INCENTIVE PLAN (the "Basic Plan") for the benefit of their employees; and

     WHEREAS, the Company desires to provide for the payment of certain thrift and thrift- related benefits to certain of its employees who are members of the Basic Plan on and after the effective date hereof so that the total thrift and thrift-related benefits offered employees can be determined without regard to certain limitations in the Basic Plan;

     WHEREAS, the Company adopted the AMERICAN GENERAL SUPPLEMENTAL THRIFT PLAN (the "Supplemental Plan"), restated as of May 1, 1991, and as subsequently amended; and

     WHEREAS, the Company desires to amend the Supplemental Plan;

     NOW, THEREFORE, the Company hereby amends and restates the Supplemental Plan, effective as December 31, 1998.




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                                       I.
                        Purpose of the Supplemental Plan

     The Company intends and desires by the adoption and continuation of this Supplemental Plan to recognize the value to the Company of the past and present services of Employees covered by the Supplemental Plan and to encourage and assure their continued service with the Company by making more adequate provision for their future retirement security. This Supplemental Plan is adopted and maintained due to certain benefit limitations which are imposed on the Basic Plan by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and by the Internal Revenue Code of 1986, as amended (the "Code").

                                       II.
                         Incorporation of the Basic Plan

     The Basic Plan, with any amendments thereto to the date of restatement of the Supplemental Plan, shall be attached hereto as Exhibit I and is hereby incorporated by reference and shall form a part of this Supplemental Plan as fully as if set forth herein verbatim. Any amendment made to the Basic Plan by the Company shall also be incorporated by reference and form a part of this Supplemental Plan, effective as of the effective date of such amendment. The Basic Plan, whenever referred to in this Supplemental Plan, shall mean the Basic Plan, as amended, as it exists as of the date any determination is made of amounts credited or benefits payable under this Supplemental Plan. All terms used in this Supplemental Plan shall have the meanings assigned to them under the provisions of the Basic Plan unless otherwise qualified by the context.




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                                      III.
                                 Administration

     This Supplemental Plan shall be administered by the Plan Administrator who shall be the Committee charged with administering the American General Corporation 1984 Stock and Incentive Plan, and who shall administer it in a manner consistent with the administration of the Basic Plan, as from time to time amended and in effect, except that this Supplemental Plan shall be administered as an unfunded plan which is not intended to meet the qualification requirements of section 401 of the Code. The Plan Administrator shall have the power and authority to interpret, construe, and administer this Supplemental Plan, and the Plan Administrator's interpretations and construction hereof, and actions hereunder, including the timing, form, amount, or recipient of any payment to be made hereunder, shall be binding and conclusive on all persons for all purposes. The Plan Administrator shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Supplemental Plan unless attributable to his/her own willful misconduct or lack of good faith. Neither the Plan Administrator nor any member of the Committee shall participate in any action or determination regarding his/her own benefits hereunder.

                                       IV.
                                   Eligibility

     Employees who are Highly Compensated Participants, who are participating in the Basic Plan, and either (1) whose thrift or thrift-related benefits under the Basic Plan are limited pursuant to section 401 (a) (17), section 402 (g)(1), or section 415 of the Code or (2) who are eligible to participate in the American General Corporation Deferred Compensation Plan, shall be eligible for benefits under this Supplemental Plan. In no event shall an employee who is not eligible for benefits under the Basic Plan be eligible for a benefit under this Supplemental Plan.


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                                       V.
                                Amount of Benefit

     The Plan Administrator shall establish a memorandum bookkeeping account (the "Supplemental Plan Account") for each Employee whose allocation of Employer Contributions under the Basic Plan has been limited pursuant to section 401(a)(17), section 402(g)(1), or section 415 of the Code. As of the end of each month, the Plan Administrator shall credit such Employee's Supplemental Plan Account in an amount equal to the excess, if any, of:

          (a) the amount which would have been allocated to the Employer Contribution Account of such Employee under the Basic Plan as of the end of such month (based upon the Employee's actual basic Employee contribution percentage election as in effect for such month), if the provisions of the Basic Plan were administered without regard to the considered compensation limitation of section 401 (a)(17) of the Code, the elective deferral limitation of section 402(g)(1) of the Code, the maximum amount of contribution limitations of section 415 of the Code, and as if the definition of Base Pay included any compensation which would have been included in Base Pay had it not been deferred under a deferred compensation agreement, over

          (b) the amounts that were in fact allocated as of the end of such month to the Employer Contribution Account of such employee under the Basic Plan.

If any portion of the Employee's Employer Contribution Account under the Basic Plan is forfeited for any reason (other than pursuant to Section 4.10 of the Basic Plan, relating to excess contributions), the Plan Administrator shall debit such Employee's Supplemental Plan Account by an amount equal to the percentage of such Supplemental Plan Account which corresponds to the percentage of his Employer Contribution Account under the Basic Plan which was forfeited.




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Amounts credited to the Employee's Supplemental Plan Account shall be deemed to be invested in shares of the common stock of American General Corporation ("Company Stock") on the date so credited and the value of such Employee's Supplemental Plan Account at any time shall be equal to the fair market value of the total number of shares of Company Stock in which such account is deemed to be invested. The Employee's Supplemental Plan Account shall be appropriately adjusted to reflect transactions affecting Company Stock including, but not limited to, stock splits, dividends declared, recapitalizations, adjustments to common stock account of American General Corporation, or subdivisions or consolidations of shares of Company stock. Benefits payable under this Supplemental Plan to any recipient shall be computed in accordance with the foregoing and with the objective that such recipient should receive under this Supplemental Plan and the Basic Plan that total amount which would have been payable to that recipient solely under the Basic Plan, had section 401 (a)(17), section 402(g) (1), and section 415 of the Code not been applicable thereto.

                                       VI.
                               Payment of Benefits

The benefit payable under this Supplemental Plan on account of an Employee's termination of employment, retirement, disability or death shall be paid to the same recipients in cash at the time or times as the limited benefits are payable to the employee or his beneficiary under the Basic Plan.

                                      VII.
                                Employee's Rights

     Except as otherwise specifically provided, the Employee's rights under this Supplemental Plan shall be the same as his/her rights under the Basic Plan. Benefits payable under this Supplemental Plan shall be a general, unsecured obligation of the Company to be paid by the Company from its own funds, and such payments shall not (i) impose any obligation upon the Trust Fund under said Basic Plan; (ii) be paid from the


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Trust Fund under said Basic Plan; or (iii) have any effect whatsoever upon the
Basic Plan or the payment of benefits from the Trust Fund under said Basic Plan. No Employee or his/her beneficiary or beneficiaries shall have any title to or beneficial ownership in any assets which the Company may earmark to pay benefits hereunder.

                                      VIII.
                          Amendment and Discontinuance

     Although it is expected that this Supplemental Plan shall continue indefinitely, American General Corporation, on behalf of itself and on behalf of each of its subsidiaries that has adopted the Supplemental Plan, reserves the right to amend or discontinue it if, in its sole judgment, such a change is deemed necessary or desirable. However, if American General Corporation should, on behalf of itself and on behalf of each of its subsidiaries that has adopted the Supplemental Plan, amend or discontinue this Supplemental Plan, the Company shall be liable for any benefits accrued under this Supplemental Plan (determined on the basis of each Employee's presumed termination of employment as of the date of such amendment or discontinuance) as of the date of such action.

                                       IX.
                            Restriction on Assignment

     The interest of the Employee or his beneficiary or beneficiaries may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process nor shall they be an asset in bankruptcy, except that no amount shall be payable hereunder until and unless any and all amounts representing debts or other obligations owed to the Company or any affiliate



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of the Company by the Employee with respect to whom such amount would otherwise be payable shall have been fully paid and satisfied.

                                       X.
                               Nature of Agreement

     This Supplemental Plan is intended to constitute an unfunded "deferred compensation plan" for a select group of management or highly-compensated employees within the meaning of sections 201(2), 301 (a) (3), and 401 (a) (1) of ERISA with respect to a part of the Supplemental Plan and an unfunded "excess benefit plan" within the meaning of sections 3(36) and 4(b)(5) of ERISA with respect to the remainder of the Supplemental Plan. The adoption of this Supplemental Plan and any setting aside of amounts by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust; legal and equitable title to any funds so set aside shall remain in the Company, and any recipient of benefits hereunder shall have no security or other interest in such funds. Any and all funds so set aside shall remain subject to the claims of the general creditors of the Company, present and future, and no payment shall be made under this Supplemental Plan unless the Company is then solvent. This provision shall not require the Company to set aside any funds, but the Company may set aside such funds if it chooses to do so. Notwithstanding the provisions of Articles VII and XII hereof and the foregoing provisions of this Article X, American General Corporation may, in its discretion, establish a trust to pay amounts becoming payable pursuant to this Supplemental Plan, which trust shall be subject to the claims of the general creditors of American General Corporation in the event of its bankruptcy or insolvency. Notwithstanding any establishment of such a trust, the Company shall remain responsible for the payment of any amounts so payable which are not so paid by such trust.



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                                       XI.
                              Continued Employment

     Nothing contained herein shall be construed as conferring upon any Employee the right to continue in the employ of the Company in any capacity.

                                      XII.
               Binding on Company, Employees, and Their Successors

   This Supplemental Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Employee and his heirs, executors, administrators, and legal representatives. The provisions of this Supplemental Plan shall be applicable with respect to each Company separately, and amounts payable hereunder shall be paid by the Company which employs the particular Employee.

                                      XIII.
                      Employment with More than One Company

     If any Employee shall be entitled to benefits under the Basic Plan on account of service with more than one Company, the obligations under this Supplemental Plan shall be apportioned among such Companies on the basis of Service with each.

                                      XIV.
                                 Laws Governing

     This Supplemental Plan shall be construed in accordance with and governed by the laws of the State of Texas.



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                                       XV.
                           Effect of Change In Control

     Notwithstanding any other provision in this Supplemental Plan and notwithstanding any provision incorporated herein from the Basic Plan, upon the occurrence of a Change in Control (as hereinafter defined) of American General Corporation (hereinafter in this Article XV, the "Corporation"), (i) each Employee's Supplemental Plan Account shall become fully vested and the Employee shall have a 100% Nonforfeitable Interest therein, and (ii) each Employee's Supplemental Plan Account shall no longer be deemed to be invested in Company Stock and shall immediately be deemed to be invested at prime rate plus one percent (1%), as set at the beginning of each calendar quarter and reported by American General Corporation's lead lender. A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

          (I) any Person (as hereinafter defined) is or becomes the Beneficial Owner (as hereinafter defined), directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its affiliates) representing thirty percent (30%) or more of the combined voting power of the Corporation's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (III) below; or

          (II) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on December 31, 1998, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election



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     of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on December 31, 1998 or whose appointment, election or nomination for election was previously so approved or recommended; or

          (III) there is consummated a merger or consolidation of the Corporation or any direct or indirect subsidiary of the Corporation with any other corporation (or a share exchange between shareholders of the Corporation or any direct or indirect subsidiary of the Corporation and another corporation or entity pursuant to Article 5.02 (or any successor provision thereto) of the Texas Business Corporation Act), other than (i) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any subsidiary of the Corporation, at least fifty-one percent (51%) of the combined voting power of the securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing thirty percent (30%) or more of the combined voting power of the Corporation's then outstanding securities; or

          (IV) the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets, other than a sale or disposition by the Corporation of


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     all or substantially all of the Corporation's assets to an entity, at least fifty-one percent (51%) of the combined voting power of the voting securities of which are owned by shareholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.

     "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

     "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "Person" shall have the meaning given in Section 3(a) (9) of the Exchange Act (as defined in this Article XV), as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its Affiliates (as defined in this Article XV), (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.


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EXECUTED as of the 31st day of December, 1998


                                   AMERICAN GENERAL CORPORATION

                                   By:  /s/ MARK S. BERG
                                        ------------------------
                                        Mark S. Berg
                                        Executive Vice President
                                        and General Counsel



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